UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2005

Alion Science and Technology
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As of March 8, 2005, Alion Science and Technology Corporation (the "Company") and the Illinois Institute of Technology ("IIT") entered into the Third Amendment to the Seller Warrant Agreement (the "Seller Amendment") and the Third Amendment to the Mezzanine Warrant Agreement (the "Mezzanine Amendment"). The Illinois Institute of Technology owns warrants to purchase up to approximately 32.0 percent of the Company's common stock on a fully diluted basis (assuming the exercise of all outstanding warrants), calculated as of September 30, 2004.

As of March 8, 2005, the Company and Dr. Bahman Atefi, the chairman and chief executive officer of the Company, entered into the Third Amendment to the Alion Mezzanine Warrant Agreement (the "Atefi Amendment," and collectively with the Seller Amendment and the Mezzanine Amendment, the "Amendments" or "Warrant Agreements"). Dr. Atefi owns warrants to purchase up to approximately 0.4 percent of the Company's common stock, on a fully diluted basis (assuming the exercise of all outstanding warrants), calculated as of September 30, 2004.

Pursuant to the Amendments, the Company and IIT have agreed to increase the amount of Stock Appreciation Rights ("SARs") issuable by the Company, subject to certain terms and conditions. A complete description of the terms associated with the issuance of SARs pursuant to the amendments is set forth in each of the Warrant Agreements, attached as Exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology

March 14, 2005	By:	John M. Hughes

Name: John M. Hughes
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.50	Third Amendment to the Seller Warrant Agreement
10.51	Third Amendment to the Mezzanine Warrant Agreement
10.52	Third Amendment to the Alion Mezzanine Warrant Agreement